UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Miromatrix Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

27-1285782

(IRS Employer

Identification No.)

10399 West 70th Street

Eden Prairie, MN

(Address of principal executive offices)

55344

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.00001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement filed number to which this form relates: 333-256649

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

A description of the common stock, par value $0.00001 per share, of Miromatrix Medical Inc. (the “Registrant”), is set forth under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-256649) (the “Registration Statement”), originally filed with the Securities and Exchange Commission on May 28, 2021, as subsequently amended, and is hereby incorporated herein by reference. The description of the common stock included in any prospectus that constitutes a part of the Registration Statement and is subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 21, 2021

Miromatrix Medical Inc.

By:	/s/ Jeff Ross
Name: Jeff Ross
Title: Chief Executive Officer